SECOND AMENDMENT TO THE
              DOLLAR TREE STORES, INC. EMPLOYEE STOCK PURCHASE PLAN


        THIS SECOND AMENDMENT TO DOLLAR TREE STORES, INC. EMPLOYEE STOCK PURCHASE PLAN, made this 20th day of November, 2001, by Dollar Tree Stores, Inc.("Company").


        WHEREAS, the Company wishes to amend the Dollar Tree Stores, Inc. Employee Stock Purchase Plan ("Plan") with the intent that participation in the Plan be extended to any employees upon the completion of four (4) months of employment.


        NOW THEREFORE, the Company hereby adopts this amendment to the Dollar Tree Stores, Inc. Employee Stock Purchase Plan upon the following terms and conditions:


        A. Sections 1.9, 3.1 and 3.2 of the Plan are hereby amended and restated in their entirety as follows:

                           1.9 Entry Dates. The earliest of the first day of the
                 calendar quarter, i.e, January 1, April 1, July 1 or October
                 1, next following the date on which an Employee has satisfied the eligibility requirements contained in Section 3.1.

                           3.1 Conditions of Eligibility.  An Eligible
                 Recipient is an Employee who has been employed by the Company and/or a Subsidiary Corporation for four (4) months.

                           3.2 Effective Date of Participation. An Eligible
                 Recipient may become a Participant as of the first day of the calendar quarter next following the date on which the Employee met the eligibility requirements contained in Section 3.1, provided that the Eligible Recipient remains employed on the Entry Date.


        B. This Second Amendment is effective as of April 1, 2002. Any employee who has satisfied the requirements contained in Sections 1.9, 3.1 and 3.2, as amended herein, as of April 1, 2002 shall be an Eligible Recipient.



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        IN TESTIMONY WHEREOF, and as evidence of the adoption of this amendment by Dollar Tree Stores, Inc., the Company has caused the same to be signed by its officer.

                                        DOLLAR TREE STORES, INC.



                                         By: /s/ Frederick C. Coble
                                             --------------------------
                                             Name: Frederick C. Coble
                                             Title: Sr. Vice President, CFO